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                                                                   Exhibit 21.01

                         Subsidiaries of the Registrant

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
225 Old NB Road Inc. (NJ)                                    Yovelle Renaissance Corporation (DE)
226 Old NB Road, Corp. (NJ)                                  Zero Dinero, Inc. (DE)
60 Park Place Holding Company Inc. (NJ)                      60 Park Place Associates, LLC (DE)
Amerimax Corporation (PA)                                    Alternative Telecom LLC (DE)
BRX, Inc. (DE)                                               Executive Union Telecard, L.L.C. (NJ)
Chattle, Inc. (DE)                                           Halifax Investments, LLC (DE)
Continect, Inc. (NJ)                                         IDT 225 Old NB Road, LLC (DE)
CTM Brochure Display, Inc. (NY)                              IDT 226 Old NB Road, LLC (DE)
CTM Brochure Display Minnesota, Inc. (MN)                    IDT Broadband, LLC (DE)
CTM Brochure Display Missouri, Inc. (MO)                     IDT Callback, LLC (DE)
CTM Southeast, L.C. (FL)                                     IDT Domestic-Union LLC (DE)
DOTCOM                                                       IDT Telecom, LLC (DE)
Dipchip Corp. (NY)                                           IT Network Distribution LLC (DE)
Genie Interactive, Inc. (NJ)                                 Nevada-Oscar, LLC (NV)
HJJ Corp. (DE)                                               Union Communications LLC (NY)
IDT America, Corp. (NJ)                                      Union Telecard Alliance, LLC (DE)
IDT Broadcast & Media Holdings, Inc. (DE)                    CTM Brochure Display Ltd. (Canada)
IDT Broadcast & Media Acquisitions Corp. (DE)                IDT Global Limited (UK)
IDT Callback, Inc. (DE)                                      IDT Netherlands B.V. (Holland)
IDT Domestic Telecom, Inc. (DE)                              IDT Phone Cards Ireland Limited
IDT International, Corp. (NJ)                                (formerly Elverum Ltd.) (Ireland)
IDT Internet Services, Inc. (DE)                             IDT Netherlands B.V.-
IDT Investments Inc. (NV)                                    Foreign Qualification: Puerto Rico Branch
IDT J.V. Corp. (DE)
IDT Leasing Inc. (DE)
IDT Nevada Holdings, Inc. (NV)
IDT Telecom, Inc. (DE)
IDT Telecommunications, Inc. (DE)
IDT Ventures, Inc. (DE)
InterExchange, Inc. (DE)
International Digital Networks, Inc. (NJ)
Least Cost Routing Exchange, Inc. (NJ)
Media Response, Inc. (NJ)
New World Telecommunications, Corp. (NJ)
Phone Depot, Inc. (NJ)
Rock Enterprises, Inc. (NJ)
Serafin, Inc. (NV)
Shmuelco Equipment, Corp. (NJ)
Try, Inc. (DE)

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